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                      10-C Draft Bylaws of Wilderness Hotel
                           Condominium Association, Inc.



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                                     BYLAWS

                                       OF

                 WILDERNESS HOTEL CONDOMINIUM ASSOCIATION, INC.





                            DATED: _________________






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                                    ARTICLE I

                                NAME AND LOCATION

             The name of the Association is Wilderness Hotel Condominium Association, Inc., hereinafter referred to as the "Association." The principal office of the Association and the mailing address of the Association shall be at 511 East Adams Street, Wisconsin Dells, Wisconsin 53965, but meetings of members and directors may be held at other places within the State of Wisconsin as the Directors may from time to time designate.

                                   ARTICLE II

                                    DIRECTORS

             Section 1. "Association" shall mean and refer to the Wilderness Hotel Condominium Association, Inc., a corporation organized pursuant to Chapter 181 of the Wisconsin Statutes, its successors and assigns.

             Section 2. "Property" shall mean and refer to that certain real property described in and subject to the Declaration of Condominium Ownership of Wilderness Hotel Condominium, a condominium, and any supplements or amendments thereto.

             Section 3. "Unit" shall mean and refer to any constructed individual hotel condominium Unit to be separately owned and shown upon the recorded plat or plats of survey of the Property as a separate and distinct Unit.

             Section 4. "Common Elements" or "Common Areas" shall mean and refer to the Property, except the Units, and "Limited Common Elements" as more fully set forth in the Declaration.

             Section 5. "Owner" shall mean and refer to the record owner, whether one or more persons or entities, of the fee simple title to any Unit which is a part of the Property, or a land contract buyer, but excluding those having such interest merely as security for the performance of an obligation.

             Section 6. "Declarant" shall mean and refer to Wilderness Hotel & Resort, Inc., a Wisconsin corporation.

             Section 7. "Declaration" shall mean and refer to the Declaration of Condominium Ownership applicable to the Property to be recorded in the office of the Register of Deeds for Sauk County, Wisconsin, and any supplements or amendments thereto as provided in the Declaration.



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             Section 8. "Member" shall mean and refer to those persons entitled to membership as provided in the Declaration.

             Section 9. "Mortgage" shall mean any Mortgage or other security instrument, including a land contract, by which a Unit or any part thereof is encumbered.

             Section 10. "Mortgagee" shall mean any Person named as the Mortgagee under any Mortgage under which the interest of any Owner is encumbered, or any land contract vendor of any Unit, or any successor to the interest of such person under such Mortgage of such land contract.

             Section 11. "Occupant" shall mean any person whom an Owner agrees may occupy his or her Unit so as to exclude the Owner from the right of occupancy during part or all of the period of such tenancy, whether or not a written occupancy agreement is executed, and whether or not the Occupant pays the Owner consideration for the right to use the Unit. There may be more than one Occupant occupying the Unit at one time.

             Section 12. "Guest" means a person whom an Owner or an Occupant permits to occupy a Unit while the Owner or Occupant also has the right to occupy the Unit, whether or not the Owner or Occupant actually occupies the Unit during all of the period of the Guest's occupancy.

                                   ARTICLE III

                               MEETING OF MEMBERS

             Section 1. Annual Meeting. The annual of the members shall be held on the first Saturday in February of each year, or at such other time and date within thirty days before or after such date as may be fixed by or under the authority of the Board of Directors. If the day fixed for the annual meeting of the Members is a legal holiday, the meeting shall be held on first day following which is not a legal holiday. The purpose of each annual meeting of the Members shall be for the election of Directors and the transaction of such other business as may come before the meeting.

             Section 2. Special Meetings. Special meetings of the Members may be called at any time by the Board of Directors or by the President, or upon written request of Members having at least one-third (1/3) of the votes of the Association.

             Section 3. Place of Meetings. Meetings of the Members shall be held at the principal office of the Association or at such other suitable place as may be designated by the Board of Directors.

             Section 4. Notice of Meetings. Written notice of each meeting of the Members shall be given by, or at the direction of, the Secretary or other person authorized to call the meeting, by delivering written notice, either personally or by mail, or by facsimile, at least ten (10) but not more than sixty (60) days before such meeting to each voting Member entitled to



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vote thereat, last appearing on the books of the Association for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, the purpose of the meeting.

             Section 5. Quorum. The presence at the meeting of Members, either in person or by proxy, of Members having forty percent (40%) of the votes of the Association, or such larger percentage as is required by law, shall constitute a quorum for any action except as otherwise provided in the Declaration, the Articles of Incorporation or these By-Laws. If a quorum is present, the affirmative vote of the Majority of Members on each issue shall be the act of the Members with respect to such issue unless the vote of a greater number is required by law, the Declaration, the Articles of Incorporation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting, the Members entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum as aforesaid shall be present or be represented.

             Section 6. Proxies. At all meetings of Members, each Member may vote in person or by proxy. All proxies shall be in writing, signed by the Member or his duly appointed attorney in fact, and filed with the Association's secretary. Every proxy shall be effective for a maximum period of one hundred eighty (180) days (unless granted to a Mortgagee), shall be revocable by written notice filed with the Secretary or by oral notice given to the presiding officer during the meeting of the Members, and shall automatically cease upon conveyance by the Member of his Unit.

             Section 7. Majority of Members. As used in these By-Laws, the term "Majority of Members" shall mean those Members having more than fifty percent (50%) of the votes of all Members present in person or by proxy and voting on any matter at any meeting of the Members.

             Section 8. Declarant's Control. Except as provided in Article IV,
Section 1, below, Declarant, or a person authorized by it, may appoint and remove the officers and directors of the Association and exercise all powers and responsibilities of the Association and its Members, Board of Directors and officers, provided, however, that such control shall cease on the earlier of ten
(10) years from the date the Declaration is recorded with the Register of Deeds for Sauk County, Wisconsin, or thirty (30) days after Declarant has conveyed seventy-five percent (75%) of the interest in the Common Elements to purchasers. In computing whether such conveyance has occurred, all assumptions set forth in the Declaration shall be used.

             Section 9. Rights of Declarant Prior to Transfer. Notwithstanding any provisions of the Declaration to the contrary, Declarant may use the Common Areas and any unsold Units on the Property as may facilitate the construction, completion and sale of all Units, until the earlier of (a) ten (10) years from the date the Declaration is recorded with the Register of Deeds for Sauk County, Wisconsin, or (b) the Declarant has constructed all expansion Units and has sold all Units which it has owned, whether in the original or expansion portion of the Condominium. Such use of the Common Areas may include (but not be limited to) gaining



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access to construction sites, engaging in construction, maintaining a sales office, showing units and maintaining signs.

             Section 10. Waiver of Notice by Members. Whenever any notice whatsoever is required to be given to any Member, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the Member entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IV

                         BOARD OF DIRECTORS SELECTION --
                                 TERM OF OFFICE

             Section 1. Number and Selection. The affairs of the Association shall be managed by a Board of three (3) Directors, or such other number as the Board may determine, all but one of whom shall be a Member of the Association, an officer or director of a Member that is a corporation, a partner of a Member that is a partnership (or limited liability partnership) or a member of a Member that is a limited liability company. Prior to the conveyance by the Declarant of twenty-five percent (25%) of the interest in all the Common Elements by Declarant to purchasers, the Association shall hold a meeting of the Members other than Declarant and shall elect at least twenty-five percent (25%) of the Directors; prior to the conveyance by the Declarant of fifty percent (50%) of the interest in all the Common Elements to the purchasers, the Association shall hold a meeting of the Members other than Declarant and shall elect at least thirty-three and one-third percent (33 1/3%) of the Directors. No later than forty-five (45) days after the expiration of any period of Declarant control, the Association shall hold a meeting, and the Members shall elect all members of the Board, who shall take office upon election.

             Section 2. Election and Term of Office. Each Director shall hold office until the next annual meeting of Members and until the Director's successor shall have been elected, or until the Director's prior death, resignation or removal, except as set forth in Section 1 above. In the event of death or resignation, the Director's successor shall be selected by the remaining members of the Board and shall serve for the unexpired term of his predecessor. Members of the Board shall cease to be Directors when they cease to be Members of the Association. Directors need not be residents of the State of Wisconsin.

             Section 3. Removal. Any Director may be removed from the Board, with or without cause, by a Majority of the Members of the Association, taken at a meeting of the Members called for that purpose. In the event of removal, the Director's successor shall be elected by a majority of the Members and shall serve for the unexpired term of his predecessor.

             Section 4. Compensation. No Director shall receive compensation for any service rendered to the Association as such. However, any Director may be reimbursed for actual expenses incurred in the performance of his duties.



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             Section 5. Action Taken Without a Meeting. The Directors shall have the right to take any action in the absence of a meeting which they could take at a meeting by obtaining the written approval of all the Directors. Any action so approved shall have the same effect as though taken at a meeting of the Directors.

                                    ARTICLE V

                              MEETING OF DIRECTORS

             Section 1. Regular Meeting. Regular meetings of the Board of Directors shall be held four (4) times per year without notice, at such place and hour as may be fixed from time to time by resolution of the Board. Should said meeting fall upon a legal holiday, then that meeting shall be held at the same time on the next day which is not a legal holiday.

             Section 2. Special Meetings. Special meetings of the Board of Directors shall be held when called by the President of the Association, or by any two (2) Directors, after not less than forty-eight (48) hours notice to each Director.

             Section 3. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by the majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board.

             Section 4. Waiver of Notice. Any member of the Board of Directors may, at any time, waive notice of any meeting of the Board of Directors in writing, and such waiver shall be deemed equivalent to the giving of such notice. Attendance by a member of the Board of Directors at any meeting of the Board shall constitute a waiver of notice by him of the time and place thereof, except where the member attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. If all the members of the Board of Directors are present at any meeting of the Board, no notice shall be required and any business may be transacted at such meeting.

             Section 5. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors (and any committees thereof created pursuant to Article VIII hereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following:
(a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disposition of substantial property, or assets of the Corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or
(d) a filing for bankruptcy, then the



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identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the Corporation having a net book value equal to 10% or more of the net book value of the total assets of the Corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the Corporation have been prepared. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

                                   ARTICLE VI

                   POWERS AND DUTIES OF THE BOARD OF DIRECTORS

         Section 1. Powers. In addition to and not in limitation to their other authority, the Board of Directors shall have power to:

                  a. Adopt, publish, amend and withdraw rules and regulations governing the use of the Common Areas and the personal conduct of the Members and their Occupants and Guests thereon, and to establish penalties for the infraction thereof;

                  b. Suspend the voting rights of a Member during any period in which such Member shall be in default in the payment of any assessment levied by the Association. Such rights may also be suspended after notice and hearing before the Board, for infraction of published rules and regulations, these By-Laws or the Declaration;

                  c. Exercise for the Association all powers, duties and authority vested in or delegated to the Association and not reserved to the membership or officers by other provisions of these By-Laws or the Declaration;

                  d. Engage the services of a managing agent and enter into an Association Management Agreement including the Declarant or its related entities;

                  e. Employ a manager, an independent contractor, or such other employees as it deems necessary, and prescribe their duties;

                  f. Foreclose the lien against Units for which assessments are not paid within thirty (30) days after due date, with or without reservation of the right to pursue a deficiency judgment, or bring an action at law against the Members personally obligated to pay the same;



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                  g. Open bank accounts on behalf of the Association and
         designate the signatories required therefor;

                  h. Purchase, lease or otherwise acquire (in the name of the Association or its designee, corporate or otherwise, on behalf of all Members) Units offered for sale or lease or surrendered by Members;

                  i. Purchase Units at foreclosure or other judicial sales in the name of the Association or its designee, corporate or otherwise, on behalf of all Members;

                  j. Sell, lease, mortgage, vote the votes appurtenant to (other than for the election of members of the Board of Directors), or otherwise deal with Units acquired by, and sublease Units leased by, the Association or its designee;

                  k. Purchase, lease or otherwise acquire (in the name of the Association or its designee, corporate or otherwise, on behalf of all Members) tangible or intangible personal property for the use and benefit of all Members, and decide whether and, if so, how much to charge for the use of any of such property;

                  l. Organize corporations to act as designees of the Association in acquiring title to or leasing Units or personal property on behalf of all Members;

                  m. Borrow money, but the Association may not pledge anything but Units or personal property owned or to be constructed or acquired by the Association as security therefor; and

                  n. Lease, grant easements over or permit third parties to use the Common Elements of the Condominium subject to any restrictions set forth in the Declaration or these By-Laws during the period in which the Declarant controls the Association's affairs.

                  o. Enter into shared use, access or other agreements on behalf of all present and future Members with Declarant or related entities.

                  p. Such other powers as set forth in the Declaration, these By-Laws or delegated by the Members.

                  Section 2. Duties. It shall be the duty of the Board of Directors to:

                  a. Cause to be kept a complete record of all its acts and corporate affairs and to present a statement thereof to the Members at the annual meeting of the Members, or at any special meeting when such statement is requested in writing by Members having at least one-third (1/3) of the votes of the Association;



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                  b. Supervise all officers, agents and employees of the
         Association, and see that their duties are properly performed;

                  c. As provided in the Declaration, to:

                     (1) Fix the amount of the annual assessment against each
               Unit at least thirty (30) days in advance of each annual assessment period;

                     (2) Send written notice of each assessment to every Owner
               subject thereto at least ten (10) days in advance of each annual assessment period;

                     (3) Fix the amount of, and notify every Owner of, each
               special assessment levied on any or every Unit;

                  d. Issue, upon demand by any person under the conditions set forth in the Declaration, a certificate setting forth whether or not any assessment has been paid. A reasonable charge may be made by the Board for the issuance of these certificates. If a certificate states an assessment has been paid, such certificate shall be conclusive evidence of such payment;

                  e. Procure and maintain adequate liability, hazard and other insurance on property owned by the Association;

                  f. Cause all officers or employees having fiscal responsibilities to be bonded, as it may deem appropriate;

                  g. Cause the Common Elements to be maintained;

                  h. Charge, in its discretion, reasonable fees for the use of any personal property owned by the Association;

                  i. Grant easements through or over the Common Elements;

                  j. Grant or withhold approval of any action by a Unit Owner or other person which would change the exterior appearance of a Unit or any other portion of the Condominium;

                  k. Make contracts and incur liabilities in connection with the operation of the Condominium; and

                  l. Maintain a current roster of names and addresses of Unit Owners to which all notices shall be sent.



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                  m. Perform such other duties as set forth in the Declaration, these By- Laws or delegated by the Members.

                                   ARTICLE VII

                            OFFICERS AND THEIR DUTIES

         Section 1. Enumeration of Officers. The officers of this Association shall be a President, one or more Vice-Presidents, and a Secretary who shall at all times be members of the Board of Directors, a Treasurer who shall be a Member of the Association but need not be a member of the Board, and such other officers as the Board may from time to time by resolution create.

         Section 2. Election of Officers. The election of officers shall take place at the first meeting of the Board of Directors following each annual meeting of the Members.

         Section 3. Term. The officers of this Association shall be elected annually by the Board, and each shall hold office until his successor is elected, unless he shall sooner resign, be removed, or otherwise become disqualified to serve.

         Section 4. Special Appointments. The Board may elect such other officers as the affairs of the Association may require, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may, from time to time, determine.

         Section 5. Resignation and Removal. Any officer may be removed from office, with or without cause, by the Board. Any officer may resign at any time, giving written notice to the Board, the President or the Secretary. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Officers who are members of the Association upon their election shall cease to be officers upon ceasing to be Members of the Association.

         Section 6. Vacancies. A vacancy in any office may be filled by appointment by the Board. The officer appointed to such vacancy shall serve for the remainder of the term of the officer replaced.

         Section 7. Multiple Offices. No person shall simultaneously hold the offices of President and Secretary.

         Section 8. Compensation. No officer shall receive compensation for any service rendered to the Association, except at a rate established by the Members at a meeting of the Membership. Any officer, however, may be reimbursed for actual expenses incurred in performance of the officer's duties.



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         Section 9. Duties. Except to the extent that the Board delegates such duties to a managing agent, the duties of the officers shall be as follows:

                  a. President. The President shall preside at all meetings of the Board of Directors; shall see that orders and resolutions of the Board are carried out; shall sign all leases, mortgages, deeds and other written instruments and shall co-sign all checks if required to do so by resolution of the Board of Directors.

                  b. Vice-President. The Vice-President shall act in the place and stead of the President in the event of the President's absence or inability or refusal to act, and shall exercise and discharge such other duties as may be required by the Board.

                  c. Secretary. The Secretary shall record the votes and keep the minutes of all meetings and proceedings of the Board and of the Members; serve notice of meetings of the Board and of the Members; keep appropriate current records of the Members of the Association together with their addresses, and shall perform such other duties as required by the Board.

                  d. Treasurer. The Treasurer shall receive and deposit in appropriate bank accounts all monies of the Association and shall disburse such funds as directed by resolution of the Board of Directors; sign all checks and promissory notes of the Association; keep proper books of account; cause an annual review of the Association books to be made by an accountant at the completion of each fiscal year; and prepare an annual budget and a statement of income and expenditures to be presented to the membership at its regular annual meeting, and deliver a copy of each to the members.

                                  ARTICLE VIII

                                   COMMITTEES

         The Board of Directors shall constitute an Architectural Control Committee, as provided in the Declaration. The Board may appoint a committee, as provided in the Declaration. The Board may appoint a committee of less than the whole to carry out this function. In addition, the Board of Directors shall appoint other committees as deemed appropriate in carrying out its purpose.

                                   ARTICLE IX

                                BOOKS AND RECORDS

         The books, records and papers of the Association shall at all times, during reasonable business hours, be subject to inspection by any Member. The Declaration, Articles and By-Laws of the Association shall be available for inspection by any Member at the principal office of the Association, where copies may be purchased at a reasonable cost.



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                                    ARTICLE X

                                   ASSESSMENTS

         As more fully provided in the Declaration, each Member is obligated to pay to the Association annual and special assessments which are secured by a continuing lien upon the Unit against which the assessment is made. Any assessments which are not paid when due shall be delinquent. If the assessment is not paid within fifteen (15) days after the due date, the assessment shall bear interest and be subject to penalty as set forth in the Declaration. The Association may bring an action at law against the Member(s) personally obligated to pay the same or foreclose the lien against the Unit, and interest, costs and reasonable attorneys' fees of any such action shall be added to the amount of such assessment. No Member may waive or otherwise escape liability for the assessments provided for therein by nonuse of the Common Area or abandonment of the Member's Unit.

                                   ARTICLE XI

                      ABATEMENT AND ENJOINING OF VIOLATIONS

         The violation of any rule or regulation adopted by the Board of Directors, or the breach of any By-Laws contained herein, or the breach of any provision of the Declaration, shall give the Board of Directors the right, in addition to any other rights set forth in these By-Laws: (a) to enter the Unit in which, or as to which, such a violation or breach exists and to summarily abate and remove, at the expense of the defaulting Member(s), any structure, thing or condition that may exist therein contrary to the intent and meaning of the provisions hereof, and the Board of Directors shall not thereby be deemed guilty in any manner of trespass; or (b) to enjoin, abate or remedy such thing or condition by appropriate legal proceedings.

                                   ARTICLE XII

                             PAYMENT OF ASSESSMENTS

         No Member shall be permitted to convey, mortgage, pledge, hypothecate, sell or lease his Unit unless and until he shall have paid in full to the Board of Directors all unpaid common charges theretofore assessed by the Board of Directors against his Unit and until he shall have satisfied all unpaid liens against such Unit, except permitted mortgages.

                                  ARTICLE XIII

                                    CONFLICTS

         These By-Laws are set forth to comply with the requirements of the Wisconsin Condominium Ownership Act. In case the provisions of these By-Laws, the Act, the Declaration, the Plat, or the Articles conflict in any way, the following shall apply:



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                           a. The provisions of the Act control over provisions
                  of the By-Laws, the Declaration, the Plat and the Articles.

                           b. The provisions of the Declaration control over
                  provisions of the Plat.

                           c. The provisions of the Declaration and the Plat
                  control over the provisions of the By-Laws and the Articles.

                           d. The provisions of the Articles control over the
                  provisions of the By- Laws.

                                   ARTICLE XIV

                                 INDEMNIFICATION

         Section 1. Mandatory Indemnification. The Association shall, to the full extent permitted by the law, indemnify any person who was or is party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Association. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         Section 2. Permissive Supplementary Benefits. The Association may, but shall not be required to, supplement the right of indemnification above by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the corporation would be obligated to indemnify such person under above,
(b) individual or group indemnification agreements with any one or more of such persons, and (c) advances for related expenses of such a person.

                                   ARTICLE XV

                                   AMENDMENTS

         These By-Laws may be amended by affirmative vote of Members having at least three-quarters (3/4) of the votes of all Members present in person or by proxy and voting at a regular or special meeting of the Members. During the period of Declarant control, however, no such amendment may occur without the Declarant's consent.







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                                   ARTICLE XVI

                                   FISCAL YEAR

         The fiscal year of the corporation shall be the period beginning January 1st and ending December 31st, or such other fiscal year as the Board of Directors may, from time to time, designate.

                                  ARTICLE XVII

                                 CORPORATE SEAL

         The Association shall not have a seal; and where a seal be required, there shall be a notation thereon to the effect that the Association has no seal.



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